CUSIP No. 92833U103

EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: February 14, 2008	/s/ Daniel S. Och
OZ MANAGEMENT LP
By Och-Ziff Holding Corporation
its general partner;
By Daniel S. Och
Chief Executive Officer

/s/ Daniel S. Och
Och-Ziff Holding Corporation
By Daniel S. Och
Chief Executive Officer

/s/ Daniel S. Och
Och-Ziff Capital Management Group LLC
By Daniel S. Och
Chief Executive Officer and
Executive Managing Director

/s/ Daniel S. Och
Daniel S. Och

/s/ Daniel S. Och
OZ MASTER FUND, LTD.
By Daniel S. Och
Director

/s/ Daniel S. Och
OZ ASIA MASTER FUND, LTD.
By Daniel S. Och
Director